UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

     CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2003

Coastal Caribbean Oils & Minerals, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-4668	NONE

State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Clarendon House, Church Street, Hamilton HM DX, BERMUDA	NONE

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (441) 295-1422

N/A

(Former name or former address, if changed since last report)

This is page 1 of 2.

FORM 8-K

COASTAL CARIBBEAN OILS & MINERALS, LTD.

Item 5.      Other Events

    On December 3, 2003, Coastal Caribbean Oils & Minerals, Ltd. (“Company”) issued a press release announcing the Florida First District Court of Appeals’ decision in the Company’s appeal of the Florida Circuit Court’s Judgment denying the Company’s claim for compensation for the taking of its lease 224-A. The District Court has affirmed the trial court’s Judgment.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COASTAL CARIBBEAN OILS & MINERALS, LTD. (Registrant)
By:	/s/ Philip W. Ware

Philip W. Ware President

Date: December 3, 2003

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release